UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2019

U.S. ENERGY CORP.

(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

950 S. Cherry St., Suite 1515, Denver, Colorado	80246
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Not Applicable

Former Name, Former Address or Former Fiscal Year,

If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

On May 9, 2019, U.S. Energy Corp. (the “Company”) received a letter (the “Notice”) from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with the requirement of Nasdaq Listing Rule 5605(c)(2) for continued listing on Nasdaq as a result of the Company’s audit committee being comprised of fewer than three independent directors. Further, the Notice states that the Company is not eligible for the cure period provided under Nasdaq Listing Rule 5605(c)(4) because there is more than one vacancy on the audit committee.

Pursuant to Nasdaq Listing Rules, the Company would have 45 calendar days to submit a plan to regain compliance, however, Nasdaq has informed the Company that because the Company has not yet filed its Form 10-K for the fiscal year ended December 31, 2018, Nasdaq has determined to apply more stringent criteria and to shorten the time period for the Company to submit a plan to regain compliance with Nasdaq Listing Rule 5605(c)(2). Such plan must be supplied to Nasdaq no later than May 23, 2019.

In addition, Nasdaq has informed the Company that in light of the Company’s non-compliance with Nasdaq Listing Rule 5605(c)(2), Nasdaq has determined to apply more stringent criteria and shorten the time period for the Company to submit its plan to regain compliance with Nasdaq Listing Rule 5250(c)(1). The Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of the Company’s inability to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The Company previously had until June 17, 2019 to submit a plan to regain compliance with Nasdaq Listing Rule 5250(c)(1), however the Company must now submit its plan to regain compliance with Nasdaq Listing Rule 5250(c)(1) at the same time it submits its plan to regain compliance with Nasdaq Listing Rule 5605(c)(2), no later than May 23, 2019.

The Company intends to submit a plan to Nasdaq for regaining compliance with Nasdaq Listing Rules 5250(c)(1) and 5605(c)(2) by the May 23, 2019 deadline. Moreover, the Company continues to work diligently to address the composition of its audit committee and to enable the filing of the Form 10-K with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable.

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the expected timing for the filing of the Form 10-K, the Company’s ability to regain compliance with the Exchange’s requirements for continued listing and related matters. These statements are subject to risks and uncertainties, including the failure of the Company to file the Form 10-K on its expected timeline, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: May 15 , 2019	By:	/s/ David Veltri
David Veltri Chief Executive Officer & President